As filed with the Securities and Exchange Commission on November 24, 2014
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SHARPS COMPLIANCE CORP.
(Exact name of registrant as specified in its charter)

Delaware	74-2657168
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9220 Kirby Drive, Suite 500, Houston, Texas	77054
(Address of Principal Executive Offices)	(Zip Code)

Sharps Compliance Corp. 2010 Stock Plan
(Full title of the plan)

Diana P. Diaz
Sharps Compliance Corp.
9220 Kirby Drive, Suite 500
Houston, Texas 77054

With copy to:

Fulbright & Jaworski LLP
Fulbright Tower
1301 McKinney, Suite 5100
Houston, Texas 77010
(713) 651-5151
Attention: Gene G. Lewis
(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock $.01 par value	2,000,000 shares(2)	$4.30	(3)	$8,600,000	(3)	$999.32

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	Represents the additional number of shares of common stock of Sharps Compliance Corp., par value $0.01 per share (“Common Stock”), issuable under the employee benefit plan described herein.
(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based on the average of the high and low sales prices of a share of Common Stock on the NASDAQ Stock Market under the trading symbol “SMED” on November 20, 2014.

EXPLANATORY NOTE

A Registration Statement on Form S-8 (File No. 333-170765) (the “First Registration Statement”) was filed with the Securities and Exchange Commission on November 22, 2010 covering the registration of 1,000,000 shares of Common Stock under the Sharps Compliance Corp. 2010 Stock Plan (as amended, the “Plan”).  Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 2,000,000 shares authorized under the Plan. Pursuant to General Instruction E of Form S-8, the content of the First Registration Statement is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	Exhibits.

Exhibit No.	Exhibit Description

5.1*	Opinion of Fulbright & Jaworski LLP

23.1*	Consent of Counsel (included in Exhibit 5.1).

23.2*	Consent of UHY LLP.

24.1*	Power of Attorney (included in signature page).

99.1
Sharps Compliance Corp. 2010 Stock Plan (As Amended September 11, 2014) (incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement filed on October 1, 2014 (Commission file number 1-34269))

*	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 24, 2014.

SHARPS COMPLIANCE CORP.

By:	/s/ Diana P. Diaz
	Name:	Diana P. Diaz
	Title:	Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David P. Tusa and Diana P. Diaz, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including any and all post-effective amendments) to this registration statement on Form S-8 and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David P. Tusa	Chief Executive Officer, President and	November 24, 2014
David P. Tusa	Director (Principal Executive Officer)

/s/ Diana P. Diaz	Vice President and Chief Financial Officer	November 24, 2014
Diana P. Diaz	(Principal Financial and Accounting Officer)

/s/ F. Gardner Parker	Chairman of the Board	November 24, 2014
F. Gardner Parker

/s/ John W. Dalton	Director	November 24, 2014
John W. Dalton

/s/ Parris H. Holmes	Director	November 24, 2014
Parris H. Holmes

/s/ Philip C. Zerrillo	Director	November 24, 2014
Philip C. Zerrillo

EXHIBIT INDEX
Exhibit No.	Exhibit Description

5.1*	Opinion of Fulbright & Jaworski LLP

23.1*	Consent of Counsel (included in Exhibit 5.1).

23.2*	Consent of UHY LLP.

24.1*	Power of Attorney (included in signature page).

99.1
Sharps Compliance Corp. 2010 Stock Plan (As Amended September 11, 2014) (incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement filed on October 1, 2014 (Commission file number 1-34269))

*	Filed herewith